UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 7, 2007

Good Times Restaurants Inc.

(Exact name of registrant as specified in its charter)

Nevada 000-18590 84-1133368

(State or other jurisdiction (Commission (IRS Employer

of incorporation) File Number) Identification No.)

601 Corporate Circle, Golden, Colorado 80401

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (303) 384-1400

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 7, 2007, Good Times Restaurants Inc. (the "Company"), signed term note and credit agreement pursuant to a loan with Wells Fargo Bank National Association (the "Lender") which provides for a $1,100,000 million for a line of credit. Proceeds from the line of credit will be used for existing debt reduction and development of new restaurants.

The promissory note under the agreement provides that interest on amounts borrowed under the agreement will be payable monthly at the rate of the prime rate minus .5%. Payments of principal and interest are due monthly with final payment due May 1, 2015.

A copy of the credit agreement and term note are filed as Exhibit 10.1 and 10.2 to this report. The foregoing brief description of the term note is qualified in its entirety by reference to the complete text of the term note filed as an exhibit to this report.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

Please see the discussion under Item 1.01 above, which is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed as part of this report:

Exhibit No.	Description
10.1	Credit Agreement dated as of April 18, 2007 among Wells Fargo Bank, National Association
10.2	Term Note dated April 18, 2007 by Good Times Restaurants Inc. payable to Wells Fargo Bank, National Association

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOOD TIMES RESTAURANTS INC.

Date: May 9, 2007

By: /s/ Boyd E. Hoback

Boyd E. Hoback

President and Chief Executive Officer